Exhibit 99.1

PRESS RELEASE

SEACOR Announces Pricing of Private Offering of $300 Million Principal Amount of Convertible Senior Notes

Fort Lauderdale, Florida
December 5, 2012

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE: CKH) (“SEACOR”) today announced that it has agreed to sell $300 million aggregate principal amount of its 2.50% convertible senior notes due 2027 (the “convertible notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). SEACOR has granted the initial purchasers an option to purchase up to an additional $50 million aggregate principal amount of its convertible notes. The offering is expected to close on December 11, 2012, subject to customary closing conditions.
The convertible notes will be the senior, unsecured obligations of SEACOR and will bear interest at a rate of 2.50% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. In addition to regular interest, beginning on December 15, 2017, contingent interest will accrue in certain circumstances relating to the trading price of the convertible notes. The convertible notes will mature on December 15, 2027.
Prior to September 15, 2027, the convertible notes will be convertible only upon satisfaction of certain conditions, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially equal 8.6879 shares of SEACOR common stock per $1,000 principal amount of convertible notes, which corresponds to an initial conversion price of approximately $115.10 per share of SEACOR common stock, representing a conversion premium of approximately 30.0% over $88.54, which was the last reported sale price of SEACOR common stock on December 5, 2012. The conversion rate will be subject to adjustment upon the occurrence of certain events. Upon conversion of the convertible notes, SEACOR will, at its election, pay or deliver, as the case may be, cash, shares of SEACOR common stock, or a combination of cash and shares of SEACOR common stock.
SEACOR estimates that the net proceeds it will receive from the offering will be approximately $291.75 million ($340.5 million if the initial purchasers exercise their option to purchase additional convertible notes in full), after deducting the initial purchasers' discounts and commissions and estimated offering expenses payable by SEACOR. SEACOR expects to use approximately $125 million of the net proceeds to repay amounts outstanding under its revolving credit facility. SEACOR intends to use approximately $50.0 million of the net proceeds from the offering to repurchase shares of SEACOR's common stock from purchasers of the convertible notes in this offering in privately negotiated transactions effected through the initial purchasers as SEACOR's agent. The price per share of the common stock repurchased in such transactions will equal $88.54, which was the last reported sale price of SEACOR common stock on December 5, 2012. These share repurchase transactions could have the effect of increasing, or limiting a decline in, the market price of SEACOR common stock concurrently with or following the pricing of the convertible notes. Such effect, if any, on the market price of SEACOR common stock will depend in part on market conditions and cannot be ascertained at this time. SEACOR expects to use the remainder of the net proceeds from the sale of the convertible notes (including any net proceeds received from the initial purchasers' exercise of their option to purchase additional convertible notes) for general corporate purposes, including possible additional repurchases of shares of its common stock and/or the payment of a dividend to holders of its common stock.  In light of the scheduled increase to tax rates applicable to dividends paid after the end of 2012, SEACOR's board of directors is considering whether to pay a special cash dividend this year. The size of any such dividend would be decided after the pricing of the offering.

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The convertible notes and the shares of SEACOR's common stock issuable upon conversion of the convertible notes will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws of any relevant state or jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. SEACOR gives no assurance that the proposed offering can be completed on any terms.

About SEACOR

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, crisis and emergency management preparedness and response solutions, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Cautionary Note Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the ability to complete the previously announced intention to spin-off the Company's Aviation Services business and the effect such spin-off will have on the Company's operating results; the ability to realize the expected benefits of the intended spin-off of the Aviation Services business; decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”); weakening demand for the Company's services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums; increased government legislation and regulation of the Company's businesses which could increase cost of operations; increased competition if the U.S. cabotage laws known as the Shipping Act of 1916 and the Merchant Marine Act of 1920, as amended (“Jones Act”) is repealed; liability, legal fees and costs in connection with providing emergency response services, including the Company's involvement in response to the oil spill that resulted from the sinking of the Deepwater Horizon in April 2010; decreased demand for the Company's services as a result of declines in the global economy; decreased demand for the Company's inland river services due to drought conditions and other climatic conditions affection river navigation and/or grain harvests; declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations; the cyclical nature of the oil and gas industry; activity in foreign countries and changes in foreign political, military and economic conditions; safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services; decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum products, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or another change in existing methods of delivery; compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations; the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on a small number of customers; consolidation of the
Company's customer base; safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which could also permanently devalue that helicopter model; the ongoing need to replace aging vessels and aircraft; industry fleet capacity; restrictions imposed by the U.S. federal maritime and aviation laws and regulations on the amount of foreign ownership of the Company's common stock; operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and

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Offshore Towing Services and Aviation Services; effects of adverse weather conditions and seasonality; dependence of emergency response revenue on the number and size of events and upon continuing government regulation in this area and Emergency and Crisis Services' ability to comply with such regulation and other governmental regulation; liability in connection with providing emergency response services; the level of grain export volume; the effect of fuel prices on barge towing costs; variability in freight rates for inland river barges; the effect of international economic and political factors in Inland River Services' operations; adequacy of insurance coverage; the attraction and retention of qualified personnel by the Company; and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278.

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